UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on May 6, 2015, the stockholders of Unit Corporation (the “Company”) approved the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “Amended Plan”). The Amended Plan was previously approved by the Company’s board of directors, subject to stockholder approval.

The Amended Plan allows the Company to grant stock-based and cash-based compensation to employees (including employees of subsidiaries) as well as non-employee directors. A total of 4,500,000 shares of the company’s stock is authorized for issuance to eligible participants under the Amended Plan.

All nine of our directors and approximately 750 employees of the Company and its subsidiaries are eligible for awards under the Amended Plan. The Amended Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), and permits awards in any one or a combination of the following forms for both employees and non-employee directors: nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. Additionally, employees (but not non-employee directors) may be granted incentive stock options under the Amended Plan. Both stock-based and cash-based awards under the Amended Plan may be made subject to achievement of specified performance goals (singly or in any combination) selected by the Committee.

A more detailed description of the Amended Plan, and the differences between the Amended Plan and the prior version of the plan, is set forth on pages 54 - 63 of the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 25, 2015 (the “2015 Proxy Statement”). The description of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, which is included as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders. We held our 2015 annual meeting of stockholders on May 6, 2015. For more information on the following proposals, which were the subject of stockholder action at that meeting, please see the 2015 Proxy Statement. The voting results for each of the proposals acted on at the meeting are as follows:

(1)
The stockholders voted to elect three Class I directors to serve for a term of three years expiring in 2018, or until their successors are duly elected and qualified. The results of the vote were are follows:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
John G. Nikkel	41,534,175	2,095,830	8,554	2,428,879
Robert Sullivan Jr.	42,144,313	1,484,830	9,416	2,428,879
Gary C. Christopher	43,302,332	326,316	9,911	2,428,879

(2) The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and disclosure.

The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,875,638	740,549	22,372	2,428,879

(3) The stockholders approved the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,830,030	778,550	29,979	2,428,879

(4)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2015. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
46,008,285	53,953	5,200	—

Item 9.01. Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit
No.            Description

10        Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 8, 2015	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit
No.            Description

10        Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan